UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 15, 2015

COMPUTER TASK GROUP, INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

NEW YORK	1-9410	16-0912632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Delaware Avenue, Buffalo, NY	14209
(Address of Principal Executive Offices)	(Zip Code)

(716) 882-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 22, 2015, the Company’s Board of Directors appointed Alfred A. Hamilton, Ph.D., age 49, to the position of Vice President and General Manager for the Company’s Healthcare and Life Sciences business unit.

Since January 2011, Mr. Hamilton served an Assistant Professor at the Milken Institute School of Public Health and Human Services at The George Washington University. His responsibilities at the University included teaching undergraduate and graduate students within the University Medical Center and School of Public Health and Health Services with a primary research focus on health information technology and health informatics. In addition to his responsibilities at the University, since November 2010 Mr. Hamilton was the President and Chief Executive Officer of Technology Solutions Consulting, LLC, a Stafford, Virginia based consulting information technology firm offering IT consulting services and strategic thought leadership at all levels within an organization. From November 2009 to November 2010 Mr. Hamilton was the Vice President of Strategic Federal Health Care Solutions for Evolvent Technologies, Inc. based in Dulles, Virginia where he developed and guided the execution of solutions, including healthcare systems integration, to improve the performance of his clients’ healthcare businesses. Mr. Hamilton retired from the U.S. Army in 2010 at the rank of Lieutenant Colonel after 20 years of service. During his service in the United States Army he held various positions including serving as the Chief Integration Officer for the Department of the Army in the Pentagon, Medical Chief Information Officer for the U.S. Central Command, Director of Information Management at the Army Medical Department Center and School and Chief Information Officer for the Army’s Trauma Healthcare System in Mosul and Tikrit, Iraq.

In 2005 Mr. Hamilton was awarded a Ph.D. degree in Information Decision Systems/Decision Science from The George Washington University. He also earned a M.S., Software Engineering Administration from the Central Michigan University in 1998 and a B.S., Computer Science from the Augusta State University in 1992.

In connection with his appointment as Vice President and General Manager, the Company entered into an employment offer letter with Mr. Hamilton. The offer letter provides for an annual salary of $225,000.00, a one-time signing bonus of $25,000.00 and provides that Mr. Hamilton will be eligible to participate in an annual incentive compensation program with a target of 40% of his base salary that is contingent upon achievement of Company net revenue and operating income goals. He will also be eligible to participate in the Company’s (i) equity based long-term incentive plan and will receive restricted shares valued at $135,000.00 based on the closing price on the anticipated start date of July 22, 2015 and (ii) the Company’s Key-Employee Deferred Compensation Plan with a target of 7.5% of his cash compensation that is contingent upon achievement of Company operating income goals.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

99.1	Press release dated June 15, 2015 issued by Computer Task Group, Incorporated announcing appointment of Alfred A. Hamilton to Vice President and General Manager of CTG Healthcare and Life Sciences.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER TASK GROUP, INCORPORATED

Date: June 15, 2015	By:	/s/ Peter P. Radetich
Name: Peter P. Radetich
Title: Senior Vice President, Secretary and General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated June 15, 2015 issued by Computer Task Group, Incorporated announcing appointment of Alfred A. Hamilton to Vice President and General Manager of CTG Healthcare and Life Sciences.